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                           ACCLAIM ENTERTAINMENT, INC.

                                       and

                   American Securities Transfer & Trust, Inc.

                                  Warrant Agent



                                WARRANT AGREEMENT

                               Dated as of , 1998


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                                WARRANT AGREEMENT


                  WARRANT AGREEMENT dated as of _________________, 1998, between ACCLAIM ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and American Securities Transfer & Trust, Inc. (the "Warrant Agent").

                  WHEREAS, the Company proposes to issue One Hundred Thirteen Thousand Four Hundred Forty Six (113,446) common stock purchase warrants (the "Warrants"), each to purchase one share of its common stock, par value $.02 per share (the "Common Stock") (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in connection with the settlement of a class action lawsuit (the "Action") previously pending against Lazer-Tron Corporation, a former subsidiary of the Company, in the California Superior Court for the Eastern Division of Alameda County (the "Superior Court") and the settlement of a class action lawsuit previously pending against the Company in federal district court in the Eastern District of New York (the "Federal Court") in accordance with a Stipulation of Settlement dated [October 8], 1997 (the "Stipulation") between the Company and the participants in such settlement, following the "Effective Date" of the Settlement and pursuant to the "Plan of Distribution" (as such terms are defined in the Stipulation) and following effectiveness of the registration statement referred in Section 2.3 hereof;

                  WHEREAS, the Company proposes to issue certificates evidencing the Warrants (the "Warrant Certificates");

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, division, transfer, exchange, redemption and surrender of the Warrants, the issuance of certificates representing the Warrants, the exercise of the warrants, and the rights of the registered holders thereof;

                  WHEREAS, a registration statement covering the Warrants and the Warrant Shares is to be filed by the Company with the United States Securities and Exchange Commission (the "SEC" pursuant to Section 2.3 hereof);

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the registered holders of the Warrants and the Warrants Agent, the parties hereto hereby agree as follows:


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                                    ARTICLE I


                      DISTRIBUTION OF WARRANT CERTIFICATES

                  Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

                  Section 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the forms of election to purchase Warrant Shares and of assignment to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as, in any particular case, may be required in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any securities exchange, regulatory authority or agency, or to conform to customary usage. The Warrants Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrants Certificates) and shall be numbered serially with the letter "W".

                  Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President or any Executive Vice President attested to by its Secretary or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and (except as set forth in Sections 1.4 and 2.2 hereof) dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent, and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

                  Section 1.4 Registration. On or prior to the 15th business day following the entry of an order by the Superior Court approving the Settlement, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as described in Section 1.3 hereof. These Warrant Certificates, shall initially be registered in the names of those persons who are entitled under the Plan of Distribution and/or the Stipulation to receive Warrant Certificates (the "Authorized Warrant Holders"). Each such Warrant Certificate shall have imprinted on

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its face the date of ____________, 1998 [the earlier of (i) the effectiveness of the registration statement referenced in Section 2.3 hereof and (ii) February
18, 1998] (the "Commencement Date"). Within 15 business days (or as soon as practicable) after written notification from the SEC that the registration of the Warrants and Warrant Shares has been declared effective pursuant to Section
2.3 hereof, the Warrant Agent shall have mailed or caused to have been mailed such Warrant Certificates to the Authorized Warrant Holders, provided that at such time (i) the Warrant Agent shall have received notice that the "Federal Court Litigation" (as defined in the Stipulation) is no longer subject to appeal and (ii) the Authorized Warrant Holders shall have (i) delivered to the Warrant Agent the Van Kasper Warrant or the Private Placement Warrant (as defined in the Stipulation) to be cancelled in exchange for the Warrants issuable to such Authorized Warrant Holders hereunder, (ii) delivered to Cotchett & Pitre, one of Plaintiffs' Settlement Counsel (as defined in the Stipulation), a proof of claim (a "Proof of Claim") for the Sales Agent Warrant or (iii) delivered to the Company an affidavit and indemnity of lost security with respect thereto. In the case and at such time as an affidavit and indemnity of lost security or a valid copy of a Proof of Claim is delivered to the Company pursuant to this Section 1.4, the Company shall promptly instruct the Warrant Agent to issue Warrant Certificates to such Authorized Warrant Holders.

                  The Warrant Agent shall maintain books for the transfer and registration of the Warrant Certificates in accordance with its regular practice. The Warrant Certificates shall be registered in a Warrant Register as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner(s) of the Warrant Certificates (the "Holder(s)") as the owner(s) in fact thereof (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  Section 1.5 Transfer of Warrants. The Warrant Certificates shall be transferable only on the books of the Company maintained at the office of the Warrant Agent designated for such purpose upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or trust company located in the United States or a member of the National Association of Securities Dealers, Inc. (hereafter, "Signatures Guaranteed"). In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executor, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion.

         A reasonable service charge may be imposed by the Warrant Agent upon the

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Holder for any exchange or registration of transfer of Warrant Certificates.
The Company may require payment by a Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

                  Section 2.1 Exercise Price. Each Warrant Certificate shall, when signed and countersigned as provided in Section 1.3, entitle the Holder thereof to purchase from the Company one share of Common Stock for each Warrant evidenced thereby, at the purchase price of Twelve Dollars ($12.00) per share (the "Exercise Price"). Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

                  Section 2.2 Exercisability of Warrants and Registration of Warrant Shares. Each Warrant may be exercised at any time after (i) the Commencement Date and (ii) after the Warrant Shares have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a Registration Statement (as hereinafter defined) filed with and declared effective by the SEC, as provided in Section 2.3 hereof (provided that at such time the Plan of Distribution shall have been approved by the Superior Court and shall be final and non-appealable), and such other action as may be required by Federal or state law relating to the issuance or distribution of securities shall have been taken, until 5:00 p.m., New York City time, on the first anniversary of the Commencement Date (the "Exercise Deadline") unless extended in accordance with Section ___. After the Exercise Deadline, any unexercised Warrants will be void and all rights of Holders shall cease. Each Warrant Certificate shall have the Exercise Deadline imprinted on its face. Subject to Section 2.3 hereof, the Company shall use reasonable good faith efforts to keep available for delivery upon the exercise of Warrants a prospectus that meets the requirements of Section 10 of the Securities Act, until the earlier of the date by which all Warrants are exercised or the Exercise Deadline, unless the Company determines that, by virtue of an amendment of the Securities Act or otherwise, the effectiveness of such registration or the delivery of such prospectus is not required at the time Warrant Shares are to be issued.

                  In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus described in this Section 2.2, due to
(i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threat of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or

                                        4


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the initiation or threat of any proceeding for such purpose; (iv) the existence of any fact or the happening of any event which makes any statement of a material fact in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Company's determination that a post-effective amendment to a Registration Statement would be appropriate, or
(vi) pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall give written notice to the Warrant Agent to the effect of the foregoing and to the effect that the Warrants may not be exercised during such time period (the "Blackout Period"). In the event that a Holder seeks to exercise a Warrant during the Blackout Period, the Warrant Agent will notify the Holder, in accordance with
Section 6.15 hereof, that a Blackout Period is in effect. In no event shall the Company call more than two (2) sixty (60) day Blackout Periods in any calendar year, nor may it call a Blackout Period sixty (60) days prior to the Exercise Deadline.

         Section 2.3       Registration of Warrants and Warrant Shares.

         (a) The Company shall, within 15 business days after the Company files its annual report on Form 10K for the fiscal year ended August 31, 1997 (and in no event prior to such filing), at the Company's sole cost and expense (other than the fees and disbursements of counsel for the Holders and the underwriting discounts, if any) prepare and file with the SEC a registration statement on Form S-1 or any other available form approved by the SEC (the "Registration Statement") registering the Warrants and the Warrant Shares and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such Registration Statement to become effective within 120 days thereafter.

         (b) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holders, its officers, directors, partners, employees, agents, counsel, Plaintiffs' Settlement Counsel (as that term is defined in the Stipulation) and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 2.3, but not be limited to, attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or


                                        5

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litigation) as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Registration Statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented) or any amendment or supplement thereto, relating to the sale of any of the Warrants or Warrant Shares or (B) in any application or other document or communication (in this Section 2.3 collectively called an "application") executed by or on behalf of a Holder or based upon written information furnished by or on behalf of a Holder filed in any jurisdiction in order to register or qualify any of the Warrants or Warrant Shares under the securities or blue sky laws thereof or filed with the SEC or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, unless (x) such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to a Holder by or on behalf of such Holder expressly for inclusion in any Registration Statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (y) such loss, liability, charge, claim, damage or expense arises out of a Holder's failure to comply with the terms and provisions of this Agreement, or (ii) any breach of any representation, warranty, covenant or agreement of a Holder contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any remedy a Holder may otherwise have, including remedies arising under this Agreement.

                  If any action is brought against a Holder or any of its officers, directors, partners, employees, agents or counsel, if any, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 2.3(b)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) provided that the indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 2.3 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action,

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or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Holders of the commencement of any litigation or proceedings against the Company or any of it officers or directors in connection with the sale of any Warrants or Common Stock or any preliminary prospectus, prospectus, Registration Statement, or amendment or supplement thereto, or any application relating to any sale of any Warrants or Common Stock.

         (c) The Holders agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any Registration Statement covering the Warrants or the Common Stock held by the Holders, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and its or their respective counsel and Plaintiffs' Settlement Counsel (as that term is defined in the Stipulation), to the same extent as the foregoing indemnity from the Company to the Holders in Section 2.3(b) hereof but only with respect to statements or omissions, if any, made in any Registration Statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holders by or on behalf of a Holder, expressly for inclusion in any such Registration Statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto or in any application, as the case may be. If any action shall be brought against the Company or any other person to be so indemnified based on any such Registration Statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto or in any application, and in respect of which indemnity may be sought against a Holder pursuant to this Section 2.3(c) a Holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 2.3(b).

         (d) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 2.3(b) or 2.3(c) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such Registration Statement, any controlling person of the Company, and its or their respective counsel) as one entity, and the Holders (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them

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may be subject, on the basis of relevant equitable considerations such as the relative fault of the Holders and the Company in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by a Holder or the Company, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. Each Holder and the Company agree that it would be unjust and inequitable if the respective obligations of the Holders and the Company for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holders and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 2.3(d). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 2.3(d) each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of a Holder or control person shall have the same rights to contribution as the Company or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such Registration Statement, each director of the Company, and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 2.3(d). Anything in this Section 2.3(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 2.3(d) is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

                  (e) Notwithstanding the foregoing provisions of this Section 2.3, in the event the Stipulation and/or the Plan of Distribution shall be the subject of appeal by members of the Settlement Class or other persons, the Company may in its sole discretion, cease its efforts to file or to cause the declaration of effectiveness of the Registration Statement and/or cause the withdrawal of such Registration Statement. Upon resolution of such appeal, the Company shall forthwith use its reasonable best efforts to file or cause the declaration of effectiveness of the Registration Statement.

                  Section 2.4 Procedure for Exercise of Warrants. (a) During the period specified in and subject to the provisions and limitations set forth in
Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at 938 Quail Street, Suite 101, Lakewood, Colorado 80215 attention: Trust Department (the

"Principal Office") or at such other location as the Warrant Agent may specify in writing to the Holders with the election to purchase form set forth on the reverse side of the Warrant Certificate duly completed and

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executed, with Signature Guaranteed under certain circumstances as set forth in the purchase form, accompanied by payment in full to the Warrant Agent for the account of the Company of the Exercise Price in effect at the time of such exercise, together with such taxes as are specified in Section 6.1 hereof, for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price and taxes shall be paid in full by certified or official bank check, or by United States Postal Service money order, payable in United States currency to the order of the Warrant Agent for the account of the Company.

         (b) In lieu of any cash payment to be made by a Holder of the Exercise Price pursuant to the preceding paragraph, during the period specified in and subject to the provisions and limitations set forth in Section 2.2 hereof, the Holder may, at its option, exchange his Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this paragraph, by surrendering the Warrant to the Warrant Agent accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Common Stock issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Warrant Shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number times the existing Exercise Price by (B) the then Market Price of a share of Common Stock. As used in this Agreement, the term "Market Price" shall mean the average closing price of the Company's Common Stock on the Nasdaq National Market System, or, if the Company's Common Stock is not so listed on the Nasdaq National Market, then on the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, during the twenty (20) consecutive business days (as such term is used on the Nasdaq National Market System or a domestic over-the-counter market, as the case may be) ending three days prior to the date of the "Notice of Exchange" or if later the "Exchange Date" (as such terms are defined in Section 2.4 hereof). Upon request of the Warrant Agent, the Company shall provide to the Warrant Agent a written presentation of the Market Price for the period requested by the Warrant Agent.

         (c) The date on which a Warrant is exercised in accordance with this
Section 2.4 is sometimes referred to herein as the "Date of Exercise" of such

Warrant. In the event that a Blackout Period, as described in Section 2.2 hereof is in effect, the Warrant Agent will notify the Holder, in accordance with
Section 6.15 hereof, that a Blackout Period is in effect and that the Warrants surrendered may not be exercised during the Blackout Period. In this event, the date that the Company notifies the Warrant Agent that the Blackout Period has ended will be the Date of Exercise unless the Holder notifies the Warrant Agent, in writing, prior to the end of the Blackout Period that he withdraws his surrender of the Warrant Certificates.

                  Section 2.5 Issuance of Warrant Shares. As soon as practicable after the Date of Exercise of any Warrant, the Warrant Agent shall deposit the proceeds received, if any, from the exercise of the Warrants, and promptly, after clearance of checks received in payment of the Exercise Price pursuant to such Warrants, shall issue a certificate or certificates for the number of full Warrant Shares to which the Holder thereof is entitled, registered in accordance with the instructions set forth in the election to purchase. The Company covenants that the Warrant Shares which shall be issuable upon exercise of the Warrants and payment, if any, of the Exercise Price in compliance with this Agreement and the Warrant Certificate shall, pursuant to and in accordance with the terms of this Agreement, be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges created by the Company in respect of the issue thereof. Certificates representing such Warrant Shares shall be delivered by the Warrant Agent in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Holder. Each person in whose name any such certificate for Warrant Shares issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such Warrant Shares, irrespective of the date of issuance or delivery of such certificate for Warrant Shares; provided, however, that if, at the date of the surrender of such Warrants and payment of the Exercise Price, the transfer books for the Warrant Shares purchasable upon the exercise of such Warrants shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Exercise Deadline) and until such date the Warrant Agent shall be under no duty to deliver any certificate for such Warrant Shares; provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days.

                  Section 2.6 Certificates for Unexercised Warrants. Subject to
Section 2.4(b) hereof, if less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within thirty (30) days of the Date of Exercise, to the Holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other Section of this Agreement.

                  Section 2.7 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares or treasury shares, or both, of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. The transfer agent for the Company's Common Stock and every subsequent transfer agent for the Company's capital stock issuable upon the exercise of Warrants, will be irrevocably authorized and directed at all times to reserve a number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the transfer agent for the Company's Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such transfer agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 3.9 hereof. All Warrant Certificates surrendered in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent and retained by the Warrant Agent pursuant to Section 5.2 hereof.

                  Section 2.8 Disposition of Proceeds. Upon the exercise of any Warrant, the Warrant Agent shall promptly deposit all funds received by it for the purchase of Warrant Shares into a non-interest-bearing escrow account as directed in writing by the Company. All funds deposited in the escrow account shall be disbursed on a weekly basis to the Company, or as otherwise requested by the Company in writing. A detailed accounting statement relating to the number of Warrants exercised, names of Holders of such exercised Warrants and the net amount of funds remitted will be given to the Company with each such disbursement.

                                 ARTICLE III

                      ADJUSTMENTS AND NOTICE PROVISIONS

                  Section 3.1 Adjustment of Exercise Price. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                  (a) In case the Company shall (i) declare a dividend payable in stock or make some other distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, the Exercise Price, in effect immediately after the record date for such dividend or distribution or the effective date of such division, reclassification or combination shall be proportionately adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. Such adjustment shall be made successively whenever any event specified above shall occur.

                  (b) All calculations under this Section 3.1 shall be made to the nearest thousandth of a cent.

                  Section 3.2 No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of paragraph (a) of Section
3.1 hereof need be made if such adjustment would amount to a change in such Exercise Price of less than ten cents; provided, however, that the amount by which any adjustment is not made by reason of the provision of this Section 3.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

                  Section 3.3 Adjustment to Number of Shares. Upon each adjustment of the Exercise Price pursuant to Paragraph (a) of Section 3.1, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

                  Section 3.4 Reorganizations. In case of any capital reorganization, consolidation or merger of the Company (other than in the cases referred to in Section 3.1 hereof, and other than the consolidation or merger of the Company with or into another corporation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the Company's stock or property, (any of the foregoing events hereinafter referred to as a "Reorganization"), all outstanding Warrants which have not been exercised prior to or concurrently with the closing of any such transaction will terminate immediately upon the closing. Additionally, in the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty (30) days after the Company gives written notice to each Holder that such sale or conveyance or other transfer has been consummated in the manner specified in section 6.15 hereof.

                  Section 3.5 Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

                  Section 3.6 Notice of Certain Action. In the event the Company shall:

                  (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

                  (b) offer to the holders of its Common Stock as such rights to subscribe for or purchase any shares of any class of stock or any other rights or opinions; or

                  (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), Reorganization or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, Reorganization, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall also cause copies of such notice to be mailed to each Holder of a Warrant Certificate in the manner specified in Section 6.15 hereof. Such notice shall be mailed, in the case of any action covered by Subsection 3.6(a) or 3.6(b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by Subsection 3.6(c) above, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

                  Section 3.7 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article III, the Company shall cause notice of such adjustment to be mailed to the Warrant Agent within fifteen (15) days thereafter, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments and (iii) the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment. The Warrant Agent shall be entitled to rely on such notice and any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such notice. The Warrant Agent shall within fifteen (15) days after receipt of such notice from the Company cause a similar notice to be mailed to each Holder.

                  Section 3.8 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

                  Section 3.9 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company, at its option, shall either (i) issue a full share of Common Stock to the Holder in respect of such fraction or (ii) pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of Common Stock, as determined by the Warrant Agent on the basis of the market price per share of Common Stock on the business day next preceding the date of such exercise. For the purposes of this Section 3.9, the market price per share of Common Stock for such day shall mean (i) the average of the high and low bid and ask prices of the Common Stock on the Nasdaq National Market System for such day; or (ii) if the Common Stock is not then traded on such exchange, then the last known price paid per share by a purchaser of such stock in an arm's-length transaction.

                                   ARTICLE IV

                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                  Section 4.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof, as such, to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

                  Section 4.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, apparently lost, stolen or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for an apparently lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, apparently lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly mutilated, lost or stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                    ARTICLE V

                    SPLIT UP, COMBINATION, EXCHANGE, TRANSFER
                    AND CANCELLATION OF WARRANT CERTIFICATES

                  Section 5.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split-up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any Holder desiring to split-up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split-up, combined or exchanged at said office. Subject to any applicable laws, rules or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restriction (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signature Guaranteed. Upon any such surrender for split-up, combination, exchange or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required to effect any split-up, combination, exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination, exchange or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

                  Section 5.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split-up,

combination, exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided in Section 2.6 in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 in case of a split-up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such canceled Warrant Certificates. Any Warrant Certificate so canceled shall be held by the Warrant Agent (unless otherwise directed by the Company) and destroyed not earlier than seven (7) years after such cancellation. The Warrant Agent shall furnish to the Company written confirmation of the destruction of the Warrant Certificates so canceled.

                                   ARTICLE VI

                            PROVISIONS CONCERNING THE
                             AGENT AND OTHER MATTERS

                  Section 6.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of any Warrant Shares, but any transfer taxes in connection with the issuance of Warrant Certificates or certificates for Warrant Shares in any name other than that of the Holder of the Warrant Certificates surrendered shall be paid by such Holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for Warrant Shares until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

                  Section 6.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving at least thirty (30) days' notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of any Warrant Certificate, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank which is a member of the Federal Reserve System. Any new Warrant Agent appointed hereunder shall execute, acknowledge and deliver to the former Warrant Agent last in office, and to the

Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

                  Section 6.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Company's Common Stock, and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

                  Section 6.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any company to which the Warrant Agent may transfer its stockholder services business, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 6.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

                  Section 6.5 Company Responsibilities. The Company agrees that it shall (i) pay the Warrant Agent the agreed upon remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including reasonable fees and expenses of its counsel); (ii) provide the Warrant Agent, upon request, with sufficient funds to pay any cash due pursuant to Section 3.9 upon exercise of Warrants; and (iii) perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

                  Section 6.6 Purchase of Warrants by the Company. The Company shall have the right, except as limited by law, other agreement or herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.


                  Section 6.7 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman of the Board, the President, an Executive Vice President, the Secretary or the Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

                  Section 6.8 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder solely for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as an agent in a ministerial capacity for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate or the Stipulation; nor shall it be responsible for the making of any adjustment required under the provisions of Article III hereof or responsible for the manner, method or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will when issued be validly authorized and issued and fully paid and nonassessable.

                  Section 6.9 Use of Attorneys, Agents and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

                  Section 6.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses or liabilities, including judgments, costs and reasonable counsel fees arising out of or in connection with its acceptance of its position hereunder and in carrying out the terms hereof, except as a result of the negligence or willful misconduct of the Warrant Agent.

                  Section 6.11 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

                  Section 6.12 Instructions from the Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, an Executive Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

                  Section 6.13 Changes to Agreement. The Warrant Agent may, without the consent or concurrence of any Holder, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that shall in the judgment of the Company (i) be required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (iii) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter or change the rights, privileges or immunities of the Holders of Warrant Certificates. The Warrant Agent shall be entitled to rely on such Company counsel's written advice. Otherwise the Agreement may be amended by the written consent of the Company and the affirmative vote or written consent of Holders holding not less than two-thirds of the then outstanding Warrants.

                  Section 6.14 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

                  Section 6.15 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the Holder to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                  Acclaim Entertainment, Inc.
                  One Acclaim Plaza

                  Glen Cove, New York  11542
                  Attention: Gregory E. Fischbach

Any notice or demand required by this Agreement, to be given or made by the registered Holder of any Warrant Certificate or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing with the Company by the Warrant Agent), as follows:

                  American Securities Transfer & Trust, Inc.
                  938 Quail Street
                  Suite 101
                  Lakewood, Colorado  80215
                  Attention: Trust Department (Acclaim Entertainment, Inc.)

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the Holder of any Warrant Certificate shall be sufficiently given or made, whether or not such Holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such Holder at his last address as shown on the books of the Company maintained by the Warrant Agent.

                  Section 6.16 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any Holder or the legality or validity of any adjustment made pursuant to Section
3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

                  Section 6.17 Governing Law. The validity, interpretation and performance of this Agreement, of each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the internal laws of the State of Delaware, without reference to principles of conflict of laws.

                  Section 6.18 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the

Warrant Agent, and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the Holders.

                  Section 6.19 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 6.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                  Section 6.21 Conflict of Interest. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  Section 6.22 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its stock transfer department. Copies of this Agreement may be obtained upon written request addressed to the Company at the address set forth in Section 6.15.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their corporate seals affixed and attested, all as of the day and year first above written.

                                     ACCLAIM ENTERTAINMENT, INC.


                                     By:
                                        ---------------------------------------
                                     Title:

[Corporate Seal]

Attests:

-----------------------
Title:


                                     AMERICAN SECURITIES TRANSFER &
                                     TRUST, INC.


                                     By:
                                        ---------------------------------------
                                     Title:

[Corporate Seal]

Attest:

-----------------------
Title:

                          [FORM OF WARRANT CERTIFICATE]

                  EXERCISABLE ON OR AFTER _______________, 1998

                    VOID AFTER 5:00 P.M., NEW YORK CITY TIME
                              ON ____________, 1999

W________________                                          ____________ Warrants

                           ACCLAIM ENTERTAINMENT, INC.

                   WARRANTS TO PURCHASE SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED                         CUSIP __________

_______________________, or his, her or its registered assigns, is the registered holder of the number of Warrants (the "Warrants") set forth above. Each Warrant entitles the holder thereof to purchase from Acclaim Entertainment, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement hereinafter referred to, one fully paid and nonassessable share of Common Stock, $.02 par value per share, of the Company (the "Common Stock"). The Warrants may be exercised at any time or from time to time on or after __________, 1998 (the "Commencement Date") and must be exercised before 5:00 P.M., New York City time, on __________, 1999 (the "Exercise Deadline"). Upon the Exercise Deadline, all rights evidenced by the Warrants shall cease and the Warrants shall become void, and the holders thereof shall have no rights thereunder. Subject to the provisions of the Warrant Agreement, the holder of each Warrant shall have the right to purchase from the Company until the Exercise Deadline (and the Company shall issue and sell to such holder of a Warrant) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at an exercise price (the "Exercise Price") of $12.00 upon surrender of this Warrant Certificate to the Company at the office of the Warrant Agent (as defined in the Warrant Agreement) designated by the Warrant Agent for such purpose with the form of election to purchase appearing on this Warrant Certificate duly completed and signed, together with (i) payment of the Exercise Price in cash or certified or official bank check payable to the order of the Warrant Agent or (ii), in lieu of any cash payment to be made pursuant to sub paragraph (i) hereof, an election made by the holder of this Warrant Certificate to exchange his Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this paragraph, by surrendering this Warrant Certificate to the Warrant Agent stating such holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Common Stock issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the Common Stock remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number times the existing Exercise Price by (B) the then Market Price (as defined in the Warrant Agreement) of a share of Common Stock.

         The Exercise Price or number of Warrant Shares for which the Warrants are exercisable are subject to change or adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

         REFERENCE IS MADE TO THE PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE SIDE HEREOF, AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

         This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers.

Dated:___________________________       ACCLAIM ENTERTAINMENT, INC.

                                        By:___________________________________

                                        Its___________________________________


ATTEST:

      By:________________________




Countersigned:

      AMERICAN SECURITIES TRANSFER &
      TRUST, INC., AS WARRANT AGENT

      By:  ____________________________

      Its  ____________________________

           [Reverse Side]

         This Warrant Certificate is subject to all of the terms and conditions of the Warrant Agreement, dated as of ________________, 1998 (the "Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms and conditions the registered holder of the Warrant consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the registered holders of Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the principal office of the Warrant Agent or may be obtained upon written request addressed to the Warrant Agent at its principal stockholder services office in 938 Quail Street, Suite 101, Lakewood, Colorado 80215 or may be obtained upon written request addressed to the Company at One Acclaim Plaza, Glen Cove, New York, 11542, Attn: Gregory E. Fischbach.

         The Company shall not be required upon the exercise of the Warrants evidenced by this Warrant Certificate to issue fractional shares, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

         This Warrant Certificate may be exchanged or transferred, at the option of the holder, upon presentation and surrender hereof to the Warrant Agent, for other Warrant Certificates of different denominations, entitling the holder hereof to purchase in the aggregate the same number of Warrant Shares. If the Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Warrants not so exercised.

         The holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any of the rights of a stockholder in the Company, either at law or in equity, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company, and the rights of the holder are limited to those expressed in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

         Every holder of this Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every other holder of a Warrant Certificate that:

                  (a) this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement and

                  (b) the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         This Warrant Certificate shall not be valid or enforceable for any purpose until it shall have been countersigned by the Warrant Agent.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM =  as tenants in common
          TEN ENT =  as tenants by the entireties
           JT TEN =  as joint tenants with right of survivorship
                    and not as tenants in common
         COM PROP =  as community property


UNIF GIFT MIN ACT =  _______________ Custodian ______________
                     (Custodian)               (Minor)
                     under Uniform Gifts to Minors Act
                     ________________________________________
                     (State)

Additional abbreviations may also be used though not in the above list.

                                  PURCHASE FORM


                                                Dated:  ________________, 19___


         The undersigned hereby irrevocably exercises this Warrant to purchase __________ shares of Common Stock and herewith makes payment of $__________ in payment of the Exercise Price thereof on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.


Name:___________________________________________________________________________
                               (Please Print)

Address:________________________________________________________________________
City, State and Zip Code:_______________________________________________________
Taxpayer Identification or Social Security Number:______________________________


                                      Signature_________________________________


If such number of Warrant Shares is less than the aggregate number of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Warrant Shares to be registered in the name and at the address specified below and delivered thereto.


Name:___________________________________________________________________________
                               (Please Print)

Address:________________________________________________________________________
City, State and Zip Code:_______________________________________________________
Taxpayer Identification or Social Security Number:______________________________


                                      Signature_________________________________


NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever. If the certificate representing the Warrant Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.



                                      Signature Guaranteed:


                                      __________________________________________
                                      THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                      AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                      STOCKBROKERS, SAVINGS AND LOAN
                                      ASSOCIATIONS AND CREDIT UNIONS WITH
                                      MEMBERSHIP IN AN APPROVED SIGNATURE
                                      GUARANTEE MEDALLION PROGRAM), PURSUANT TO
                                      S.E.C. RULE 17Ad-15

                             WARRANT ASSIGNMENT FORM

         FOR VALUE RECEIVED _________________________________________________
hereby sells, assigns and transfers to:

Name:___________________________________________________________________________
                               (Please Print)

Address:________________________________________________________________________
City, State and Zip Code:_______________________________________________________
Taxpayer Identification or Social Security Number:______________________________

the right to purchase up to _____________________ Warrant Shares represented by this Warrant and does hereby irrevocably constitute and appoint
___________________________________________________________ Attorney-in-fact to transfer said Warrant on the behalf of the Company, with full power of substitution in the premises.


Dated:_______________________        ___________________________________________
                                     Signature of registered holder


NOTE: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


                                     Signatures Guaranteed:


                                     ___________________________________________
                                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                     ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                     STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                     AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                     APPROVED SIGNATURE GUARANTEE MEDALLION
                                     PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15